                                                                    EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT


     AGREEMENT dated as of July 13, 1998, by and between NETWORK ACCESS SOLUTIONS, a Virginia corporation ("NAS" or the "Company"), and Christopher Melnick (the "Executive").

     In consideration of the mutual covenants herein contained and of the mutual benefits herein provided, the Company and the Executive agree as follows:

     1. REPRESENTATIONS AND WARRANTIES. The Executive represents and warrants to the Company that Executive is not bound by any restrictive covenants and has no prior or other obligations or commitments of any kind that would in any way prevent, restrict, hinder or interfere with Executive's acceptance of continued employment or the performance of all duties and services hereunder to the fullest extent of the Executive's ability and knowledge. The Executive agrees to indemnify and hold harmless the Company for any liability which the Company may incur as the result of the existence of any such covenants, obligations or commitments.

     2. TERM OF EMPLOYMENT. The Company will continue to employ the Executive and the Executive accepts continued employment by the Company on the terms and conditions herein contained for a period (the "Employment Period") provided in paragraph 5.

     3.   DUTIES AND FUNCTIONS.

     (a) (1) The Executive shall be employed as Chief Operating Officer of the Company and shall oversee, direct and manage operational issues of the Company. The Executive shall report directly to the Chief Executive Officer (or the senior most position of the Company) or the Board of Directors (the "Board").

          (2) The Executive agrees to undertake the duties and responsibilities inherent in the position of Chief Operating Officer, which may encompass different or additional duties as may, from time to time, be assigned by the Chief Executive Officer (or senior most position of the Company) or the Board. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any change thereof which may be adopted at any time by the Company.

     (b) During the Employment Period, the Executive will devote his full time and efforts to the business of the Company and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of his duties hereunder in any way. The Executive may engage in non-competitive business or charitable activities for reasonable periods of time each month so long as such activities do not interfere with the Executive's responsibilities under this Employment Agreement.

     4.   COMPENSATION.

     (a)  Base Salary:  As compensation for his services hereunder, during the
          -----------
     Executive's employment, the Company agrees to pay the Executive a base salary at the rate of $200,000 per annum, payable in accordance with the Company's normal payroll schedule, or on such other periodic basis as may be mutually agreed upon. Such salary shall be subject to annual review, based on corporate policy and contributions made by Executive to the enterprise. As a result of each annual review, the Executive's salary will increase by a minimum of five percent (5%). Said annual salary increase will commence, effective July 31, 1999, and continue annually on July 31st thereafter. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (b)  Bonus:  Executive shall be eligible to receive an annual cash and/or
          -----
     stock bonus award with a target bonus of 20% of the Executive's then current salary. Said bonus is contingent upon the Executive achieving deliverables or goals agreed to by the Executive and the Board or Compensation Committee. Said bonus shall be determined by the Board or Compensation Committee and paid annually in December. The Executive's bonus for calendar year 1998 shall be prorated to take into account the partial year of the Executive's employment with the Company.

     (c)  Stock Options: The Executive shall be entitled to participate in the
          -------------
     Company's stock option plan and shall receive options equal to seven percent (7%) of the fully diluted equity of the Company after the first round of funding of the Company by outside investors, inclusive of all shares allocated to the option plan or otherwise exercisable by all parties at the time the stock option plan is adopted. The specific terms and conditions of these options are set out in the stock option agreement between the Executive and the Company attached hereto as Attachment A.
                                                              -------------


     (d)  Other Expenses:  In addition to the compensation provided for above,
          --------------
     the Company agrees to pay or to reimburse the Executive during his employment for all reasonable, ordinary and necessary, properly vouchered, client-related business or entertainment expenses incurred in the performance of his services hereunder in accordance with Company policy in effect from time to time, provided, however, that the amount available to the Executive for such travel, entertainment and other expenses may require advance approval by the Chief Executive Officer (or senior most position of the Company). The Executive shall submit vouchers and receipts for all expenses for which reimbursement is sought.

     (e)  Vacation:  The Executive shall be allowed 3 weeks of paid vacation
          --------
     during each calendar year.

     (f)  Car Allowance:  The Company shall provide the Executive with an
          -------------
     automobile expense allowance of $800 per month, regardless of the Executive's ownership of an automobile.

     (g)  Fringe Benefits:  In addition to his compensation provided by the
          ---------------
     foregoing, the Executive shall be entitled to the benefits available generally to Company employees pursuant to Company programs, including, by way of illustration, personal leave, paid holidays, sick leave, profit-sharing, retirement, disability, dental, vision, group sickness, accident or health insurance programs of the Company which may now or, if not terminated, shall hereafter be in effect, or in any other or additional such programs which may be established by the Company, as and to the extent any such programs are or may from time to time be in effect, as determined by the Company and the terms hereof.

     5.   EMPLOYMENT PERIOD; TERMINATION.

     (a) The Executive's employment shall commence on July 7, 1998, and shall continue thereafter unabated until terminated by either party pursuant to the terms of this Agreement.

     (b) The Employment Period shall commence on the date of this Agreement and shall continue until terminated upon the earlier to occur of the following events: (i) the close of business on the fourth anniversary of this Agreement or (ii) the death or permanent disability (as defined in Paragraph 5 (f)) of the Executive, provided, however, that, on the fourth anniversary of the date of this Agreement, and on every subsequent annual anniversary, and unless either party has given the other party written notice at least thirty (30) days prior to the such anniversary date, the term of this Agreement and the Employment Period shall be renewed for a term ending one (1) year subsequent to such date, unless sooner terminated as provided herein.

     (c) Notwithstanding the provisions of paragraphs 5 (a) and (b) above, the Executive may terminate the employment relationship at any time for any reason by giving the Company written notice at least thirty (30) days prior to the effective date of termination. Unless otherwise provided by this Section, all compensation and benefits paid by the Company to the Executive shall cease upon his last day of employment. However, if the Executive terminates his employment due to a material breach of this Employment Agreement by the Company or due to a material reduction in the responsibilities or reporting relationship of the Executive, the Company will continue to pay the Executive's base salary, bonus compensation and medical benefits for up to twelve (12) months. The Executive acknowledges and agrees that the non-compete restrictions set forth in Section 7 of this Employment Agreement will remain in full force and effect for the twelve
     (12) month period after the termination of his employment. At its sole election and discretion, the Company may release the Executive from the non-compete restrictions of this Agreement. If said election is made, the Company will continue to pay the Executive's base salary, a pro-rated bonus and medical benefits for a six (6) month period.

     (d) If the Executive's employment is terminated "for cause," the Executive will not be entitled to and shall not receive any compensation or benefits of any type following the effective date of termination. As used in this Agreement, the term "for cause" shall include a termination for conviction of a felony, a willful unauthorized disclosure of material confidential information, a violation of any material Company rule, regulation or policy which has a material adverse impact to the Company, or a breach of any material obligation under this Agreement, including, without limitation, willful refusal to perform the Executive's duties hereunder, except in the event that the Executive becomes permanently disabled as set forth in paragraph 5 (f). Anything herein to the contrary notwithstanding, the Company shall give the Executive written notice prior to terminating this Agreement of the Executive's material breach of this Agreement, setting forth the exact nature of any alleged breach and the conduct required to cure such breach. The Executive shall have thirty (30) days from the giving of such notice within which to cure, and shall be entitled to appear before the Board to discuss such written notice of material breach. Notwithstanding the forgoing, actions or inactions on the part of the Executive which were taken or not taken in good faith shall not constitute a material breach of this agreement.

     (e) Upon sixty (60) days written notice, the Company shall retain the right to terminate the Executive without cause. If the Executive's employment is terminated by the Company without cause, the Executive shall continue to receive his base salary, bonus and medical benefits for a period of twelve (12) months. The Executive acknowledges and agrees that the non-compete restrictions set forth in Section 7 of this Employment Agreement will remain in full force and effect for the twelve (12) month period subsequent to his termination. At its sole election and discretion, the Company may release the Executive from the non-compete restrictions of this Agreement. If said election is made, the Company will continue to pay the Executive's base salary, a pro-rated bonus and medical benefits for a six (6) month period.

     (f) In the event the Executive becomes permanently disabled during employment with the Company, the Company may terminate this Agreement by giving thirty (30) days notice to the Executive of its intent to terminate, and unless the Executive resumes performance of the duties set forth in Paragraph 3 within five (5) days of the date of the notice and continues performance for the remainder of the notice period, this Agreement shall terminate at the end of the thirty (30) day period. The Executive will not be entitled to and shall not receive any compensation or benefits of any type following the effective date of termination. "Permanently disabled" for the purposes of this Agreement means the inability, due to physical or mental ill health, to perform the Executive's duties for one hundred eighty
     (180) days during any one employment year irrespective of whether such days are consecutive.

     (g) This Agreement will terminate immediately upon the Executive's death and no further compensation or benefits of any type will be paid to the Executive or his heirs thirty (30) days following the date of the Executive's death, except that bonuses earned but not paid prior to the Executive's death will be paid.

     6. COMPANY PROPERTY. All correspondence, records, documents, software, promotional materials, and other Company property, including all copies, which come into the Executive's possession by, through or in the course of his employment, regardless of the source and whether created by the Executive, are the sole and exclusive property of the Company, and immediately upon the termination of the Executive's employment, the Executive shall return to the Company all such property of the Company.

     7.   NON-COMPETITION.

     (a) The Executive agrees that while he is in the employ of the Company and for a one year period after the termination of his employment, he shall not, either on his own behalf or on behalf of any third party, except on behalf of the Company, directly or indirectly:

          (1) Other than through his ownership of stock of the Company, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage directly in any substantial business in markets where NAS has a physical office that competes against NAS for its existing customer base at the time of departure; or

          (2) Attempt in any manner to solicit from a current client or customer of the Company at the time of his termination, business of the type performed by the Company or to persuade any client of the Company to cease to do business or to reduce the amount of business which any such client has customarily done or actively contemplates doing with the Company; or

          (3) Recruit, solicit or induce, or attempt to induce, any employee or employees of the Company or its affiliates to terminate their employment with, or otherwise cease their relationship with the Company or its affiliates.

     (b) The parties agree that the relevant public policy aspects of covenants not to compete have been discussed, and that every effort has been made to limit the restrictions placed upon the Executive to those that are reasonable and necessary to protect the Company's legitimate interests.

     (c) If any restriction set forth in Section 7 are found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

     (d) The restrictions contained in Section 7 are necessary for the protection of the business and goodwill of the Company and/or its affiliates and are considered by the Executive to be reasonable for such purposes. The Executive agrees that any material breach of Section 7 will cause the Company and/or its affiliates substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief. The Executive acknowledges that he will receive compensation for the terms of Section 7 pursuant to various stock option agreements which will be executed between the Executive and the Company.

     (e) The provisions of Section 7 shall survive termination of this Agreement.

     8. PROTECTION OF CONFIDENTIAL INFORMATION. The Executive agrees that all information, whether or not in writing, relating to the business, technical or financial affairs of the Company and that it is generally understood in the industry as being confidential and/or proprietary information, is the exclusive property of the Company. The Executive agrees to hold in a fiduciary capacity for the sole benefit of the Company all secret, confidential or proprietary information, knowledge, data, or trade secret ("Confidential Information") relating to the Company or any of its affiliates or their respective clients, which Confidential Information shall have been obtained during his employment with the Company. The Executive agrees that he will not at any time, either during the Term of this Agreement or after its termination, disclose to anyone any Confidential Information, or utilize such Confidential Information for his own benefit, or for the benefit of third parties without written approval by an officer of the Company. Executive further agrees that all memoranda, notes, records, data, schematics, sketches, computer programs, prototypes, or written, photographic, magnetic or other documents or tangible objects compiled by him or made available to him during the Term of his employment concerning the business of the Company and/or its clients shall be the property of the Company and shall be delivered to the Company on the termination of his employment, or at any other time upon request of the Company.

     9. INTELLECTUAL PROPERTY. During the Term of this Agreement, the Executive will disclose to the Company all ideas, concepts, inventions, product ideas, new products, discoveries, methods, software, business plans and business opportunities developed by him during working time through the use of Company resources, which relate directly or indirectly to the Company's business or the business of any of its affiliates or their respective clients, including without limitation, any process, product or product improvement, product ideas, new products, discoveries, methods or software which may or may not be patentable or copyrightable, any trade names, trademarks or slogans. The Executive agrees that such will be the property of the Company and that he will at the Company's request and cost do whatever is necessary to secure for the Company the rights thereto by patent, copyright or otherwise.

     10. PUBLICITY. Neither party shall issue without consent of the other party any press release or make any public announcement with respect to this Agreement or the employment relationship between them.

     11. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. In the event the Company is acquired, is a non surviving party in a merger, or transfers substantially all of its assets, this Agreement shall not be terminated and the transferee or surviving company shall be bound by the provisions of this Agreement. The parties understand that the obligations of the Executive are personal and may not be assigned by him.

     12. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Executive and the Company with respect to employment of the Executive and supersedes any and all prior understandings, written or oral. This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing. By entering into this Agreement, the Executive certifies and acknowledges that he has carefully read all of the provisions of this Agreement and that he voluntarily and knowingly enters into said Agreement.

     13. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14. GOVERNING LAW AND SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, without giving effect to the principles of conflicts of law thereof.

     15. NOTICES. Any notice provided for in this Agreement shall be provided in writing. Notices shall be effective from the date of service, if served personally on the party to whom notice is to be given, or on the second day after mailing, if mailed by first class mail, postage prepaid. Notices shall be properly addressed to the parties at their respective addresses or to such other address as either party may later specify by notice to the other.

     16. ARBITRATION. The parties agree that any controversy, claim or dispute arising out of or relating to this Agreement, or the breach thereof, or arising out of or relating to the employment of the Executive, or the termination thereof, including any statutory or common law claims under federal, state, or local law, but excluding actions to enforce provisions of Sections 7 and 8 hereof, shall be resolved by arbitration in Fairfax, Virginia in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The parties agree that any award rendered by the arbitrator shall be final and binding, and that judgment upon the award may be entered in any court having jurisdiction thereof.

     17. INDEMNIFICATION. The Company shall indemnify and hold harmless the Executive for any liability incurred by reason of any act or omission performed by the Executive while acting in good faith on behalf of the Company and within the scope of the authority of the Executive pursuant to this Agreement and under the rules and policies of the Company, except that the Executive must have in good faith believed that such action was in the best interest of the Company and such course of action or inaction must not have constituted gross negligence, fraud, willful misconduct, or breach of a fiduciary duty.

     18.  MISCELLANEOUS.

     (a) No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     (b) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered under seal, by its authorized officers or individually, on the 13-th day of July, 1998.


                                    NETWORK ACCESS SOLUTIONS


                                    /s/ Jon Aust
                                    ---------------------------------

                                    Chief Executive Officer


                                    /s/ Christopher Melnick
                                    ---------------------------------

                                    Christopher Melnick